EXHIBIT 5

September 10, 2002

Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois 60070

Re: Household International, Inc. Registration Statement on Form S-3 (No. 333-60510), for up to $3,000,000,000 of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts and Stock Purchase Units, or any combination of the foregoing.

Gentlemen:

As General Counsel - Treasury and Corporate Law & Assistant Secretary of Household International, Inc., a Delaware corporation ("Household"), I am generally familiar with (i) the proceedings in connection with Household's Registration Statement on Form S-3, No. 333-60510 (which also constitutes a Post-Effective Amendment to Household's Registration Statement No. 333-27305) (the "Registration Statement") in which up to $3,000,000,000 aggregate principal amount of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Contracts and Stock Purchase Units, or any combination of the foregoing, of Household were registered, and (ii) the offering and sale of 14,000,000 depositary shares (the "Shares") representing 350,000 shares of 7 5/8% Cumulative Preferred Stock, Series 2002-B, without par value ($1,000 stated value per share) (the "Preferred Shares") under the Registration Statement, as described in Household's Prospectus Supplement dated September 10, 2002 to the Prospectus dated September 10, 2001. The Preferred Shares are being issued pursuant to a Certificate of Designation, Preferences and Rights with respect to the Preferred Shares, dated September 10, 2002 (the "Certificate of Designation"). The Shares are being issued pursuant to a Deposit Agreement, dated as of September 10, 2002 (the "Deposit Agreement"), by and among Household, Computershare Trust Company of New York, as Depositary, and the holders from time to time of the receipts (the "Depositary Receipts") evidencing the Shares.

I have examined, or caused to be examined, the Certificate of Designation, the Deposit Agreement, the Underwriting Agreement, dated as of September 10, 2002, by and among Household and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Salomon Smith Barney Inc., UBS Warburg LLC and Wachovia Securities, Inc., as Representatives of the Underwriters, and such other documents and records pertaining to Household, the Depositary Receipts, the Shares and the Preferred Shares as I have considered necessary or appropriate as a basis for the opinions set forth herein. Based upon my review of the records and documents of Household, I am of the opinion that:

    Household is a corporation duly incorporated and validly existing under the laws of the State of Delaware.
    Assuming the due authorization, execution and delivery of the Deposit Agreement by the Depositary, and the delivery of the Deposit Agreement by Household, when (i) the Preferred Shares are issued and delivered to the Depositary for deposit under the Deposit Agreement, and (ii) Depositary Receipts evidencing the Shares are delivered in accordance with the terms and provisions of the Deposit Agreement against payment therefor pursuant to the Underwriting Agreement, then the Preferred Shares will be validly issued, fully paid and non-assessable and the Shares will be validly issued, outstanding and entitled to the benefits afforded by the Deposit Agreement, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters," or any similar caption, in any Preliminary Prospectus, Prospectus or Prospectus Supplement forming a part of the Registration Statement. In giving said consent, I do not admit that I am in the category of persons where consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Patrick D. Schwartz

Patrick D. Schwartz